Exhibit 99.2

Trebia Acquisition Corp. Announces Closing of Initial Public Offering and Full Exercise of Underwriters’
Option to Purchase Additional Units

NEW YORK — June 19, 2020 — Trebia Acquisition Corp. (the “Company”) (NYSE: TREB.U) today announced the closing of its initial public offering of 51,750,000 units, which includes 6,750,000 units issued upon the exercise of the underwriters’ overallotment option, which was exercised in full, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. The units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TREB.U”. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “TREB” and “TREB.WS,” respectively.

Sponsors of the Company are Trasimene Trebia, LP, an affiliate of Trasimene Capital Management, LLC, led by William P. Foley, II, and BGPT Trebia LP, an affiliate of Bridgeport Partners LLC, led by Frank Martire, Jr.

Credit Suisse Securities (USA) LLC and BofA Securities are acting as joint book-running managers for the offering. Moelis & Company LLC is acting as the co-manager for the offering. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus, when available, may be obtained for free from the offices of Credit Suisse, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, telephone: (800)-221-1037 or by emailing: usa.prospectus@credit-suisse.com; or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001 or by emailing: dg.prospectus_request@bofa.com.

Registration statements relating to the securities became effective on June 16, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trebia Acquisition Corp.

Trebia Acquisition Corp. is a newly incorporated blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. For more information please visit https://www.trebiaacqcorp.com/.

About Trasimene Capital Management, LLC and Bridgeport Partners LLC

Trasimene Capital Management, LLC, an investment advisory firm formed in 2019, provides corporate management and investment advisory services to its clients, including Cannae Holdings, Inc., a publicly traded diversified holding company with investments in a variety of industries including Financial Services, Technology Enabled Healthcare Services and Restaurants. For more information please visit Trasimene Capital Management, LLC at https://www.trasimenecapitalmgmt.com.

Bridgeport Partners LLC, an investment advisory firm formed in 2019, is led by seasoned operators and investors with more than three decades of experience successfully building and leading financial services and technology companies across multiple public company platforms. For more information please visit Bridgeport Partners LLC at https://www.bgptpartners.com.

Trasimene Capital Management, LLC and Bridgeport Partners LLC have a proven track record of driving shareholder value as operators and investors across multiple public company platforms, including at Black Knight, Inc. (NYSE: BKI), Cannae Holdings, Inc. (NYSE: CNNE), Fidelity National Financial, Inc. (NYSE: FNF), Fidelity National Information Services, Inc. (NYSE: FIS) and Fiserv, Inc. (NYSE: FISV).

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Source: Trebia Acquisition Corp.

Contact

Tanmay Kumar

Chief Financial Officer

info@trebiaacqcorp.com

(646) 450-9187